EXHIBIT (J)(1)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  ------------------------------------------

                                                                EXHIBIT (J)(1)
                                                                --------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS



      We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment to the Registration Statement on Form N-1A (the "Registration Statement") of Principal Preservation Portfolios, Inc. ("Principal Preservation") of our report, dated January 15, 1999, relating to the financial statements and financial highlights of the series of Principal Preservation known as the Cash Reserve Portfolio, which financial statements and financial highlights also are incorporated by reference into said Amendment to the Registration Statement from Principal Preservation's separate 1998 Annual Reports to Shareholders of Class X Common Stock and Class Y Common Stock of the Cash Reserve Portfolio. We also consent to the references to us under the heading "Financial Highlights" in the separate Prospectuses for the Portfolio's Class X and Class Y Common Stock and under the headings "Counsel and Independent Public Accountants" and "Experts" in the combined Statement of Additional Information for the Portfolio's two classes of stock.

                                                           ARTHUR ANDERSEN LLP




Milwaukee, Wisconsin
February 26, 1999